Exhibit 99.2

Erie Indemnity Company
Statements of Operations
(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Operating revenue
Management fee revenue, net	$416,665	$394,224	$784,123	$737,458
Service agreement revenue	7,219	7,436	14,489	15,033
Total operating revenue	423,884	401,660	798,612	752,491

Operating expenses
Commissions	235,794	223,731	444,508	417,448
Salaries and employee benefits	55,025	57,354	108,314	112,373
All other operating expenses	47,306	50,592	92,366	100,257
Total operating expenses	338,125	331,677	645,188	630,078
Net revenue from operations	85,759	69,983	153,424	122,413

Investment income
Net investment income	4,891	4,435	9,553	8,976
Net realized investment gains (losses)	399	598	(689)	358
Net impairment losses recognized in earnings	0	(35)	(345)	(155)
Equity in earnings of limited partnerships	2,114	10,707	1,444	13,065
Total investment income	7,404	15,705	9,963	22,244
Income before income taxes	93,163	85,688	163,387	144,657
Income tax expense	31,854	29,538	56,183	49,674
Net income	$61,309	$56,150	$107,204	$94,983

Earnings Per Share
Net income per share
Class A common stock – basic	$1.32	$1.21	$2.30	$2.04
Class A common stock – diluted	$1.17	$1.07	$2.04	$1.81
Class B common stock – basic	$197	$181	$345	$306
Class B common stock – diluted	$197	$180	$345	$305

Weighted average shares outstanding – Basic
Class A common stock	46,188,867	46,189,068	46,188,967	46,189,068
Class B common stock	2,542	2,542	2,542	2,542

Weighted average shares outstanding – Diluted
Class A common stock	52,392,862	52,562,514	52,458,394	52,598,633
Class B common stock	2,542	2,542	2,542	2,542

Dividends declared per share
Class A common stock	$0.730	$0.681	$1.460	$1.362
Class B common stock	$109.500	$102.150	$219.000	$204.300

Erie Indemnity Company
Reconciliation of Operating Income to Net Income

Reconciliation of operating income to net income

We disclose operating income, a non-GAAP financial measure, to enhance our investors’ understanding of our performance.  Our method of calculating this measure may differ from those used by other companies, and therefore comparability may be limited.

We define operating income as net income excluding realized capital gains and losses, impairment losses, and related federal income taxes.

We use operating income to evaluate the results of our operations.  It reveals trends that may be obscured by the net effects of realized capital gains and losses including impairment losses.  Realized capital gains and losses, including impairment losses, may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions which are not related to our ongoing operations.  We are aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator.  Operating income should not be considered as a substitute for net income prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and does not reflect our overall profitability.

The following table reconciles operating income and net income:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Operating income	$61,049	$55,784	$107,876	$94,851
Net realized gains (losses) and impairments on investments	399	563	(1,034)	203
Income tax (expense) benefit	(139)	(197)	362	(71)
Realized gains (losses) and impairments, net of income taxes	260	366	(672)	132
Net income	$61,309	$56,150	$107,204	$94,983

Per Class A common share-diluted:
Operating income	$1.17	$1.07	$2.05	$1.81
Net realized gains (losses) and impairments on investments	0.00	0.00	(0.02)	0.00
Income tax (expense) benefit	0.00	0.00	0.01	0.00
Realized gains (losses) and impairments, net of income taxes	0.00	0.00	(0.01)	0.00
Net income	$1.17	$1.07	$2.04	$1.81

Erie Indemnity Company
Statements of Financial Position
(in thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,111	$182,889
Available-for-sale securities	46,087	62,067
Trading securities	496	—
Receivables from Erie Insurance Exchange and affiliates	387,273	348,055
Prepaid expenses and other current assets	33,885	24,697
Federal income taxes recoverable	0	11,947
Accrued investment income	5,816	5,491
Total current assets	597,668	635,146

Available-for-sale securities	607,548	537,874
Limited partnership investments	70,952	88,535
Fixed assets, net	58,986	59,087
Deferred income taxes, net	35,780	40,686
Note receivable from Erie Family Life Insurance Company	25,000	25,000
Other assets	18,892	20,968
Total assets	$1,414,826	$1,407,296

Liabilities and shareholders' equity
Current liabilities:
Commissions payable	$217,203	$195,542
Agent bonuses	58,235	106,752
Accounts payable and accrued liabilities	90,856	88,532
Dividends payable	33,996	33,996
Deferred executive compensation	13,252	20,877
Federal income taxes payable	1,960	0
Total current liabilities	415,502	445,699

Defined benefit pension plans	170,619	172,700
Employee benefit obligations	910	1,234
Deferred executive compensation	12,461	16,580
Other long-term liabilities	140	1,580
Total liabilities	599,632	637,793

Shareholders’ equity	815,194	769,503
Total liabilities and shareholders’ equity	$1,414,826	$1,407,296

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